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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT
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                      Subsidiary                     State or Jurisdiction of Incorporation         Percentage of Ownership
------------------------------------------------    ------------------------------------------    -----------------------------
Software Support Team, Inc.                                          Florida                                  100%

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